Exhibit 99.1

Friedman Billings Ramsey Investor Conference September 26, 2006 Legacy Bancorp

This presentation is for informational purposes only and does not constitute an offer to sell shares of common stock of Legacy Bancorp, Inc. For more information, please refer to the Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended June 30, 2006 2

This presentation contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to changes in market interest rates, loan prepayment rates, the business and financial condition of borrowers of construction and commercial real estate loans and the economic viability of projects financed, economic conditions in Western Massachusetts, general economic conditions, legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services, and loan, deposit and investment products in the Company's local markets; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing and services. The Company disclaims any intent or obligation to update forward-looking statements, whether in response to new information, future events or otherwise. Please refer to the Company's most recent Securities and Exchange Commission Form 10-K filed by the Company for the year ended December 31, 2005 for further information about "Risk Factors" that may affect the Company's actual future results. Forward Looking Statement 3

Corporate Overview - Legacy Bancorp 175 year history dating back to 1835 City Savings Bank (1893) Formed Mutual Bancorp (non-stock MHC) in 1997 Acquired Lee National Bancorp (1835) Mutual Bancorp merged with Lenox Financial Services in 1998 Became nation's 1st multi-bank mutual holding company Subs: City Savings Bank and Lenox Savings Bank (1890) Merged subsidiary banks to form Legacy Banks in 2001 4

Corporate Overview - Legacy Bancorp Headquartered in Pittsfield, Massachusetts 10 branch offices located throughout Berkshire County Loan production office in Albany, NY market 162 Employees Serving 19,483 households Commercial banking since 1980 Wealth management since 1995 Insurance since 1910 (SBLI) 5

Financial Overview - Legacy Bancorp As of June 30, 2006: Total assets of $808.2 million Net loans of $573.4 million Deposits of $497.9 million Equity of $147.2 million 6

50 Mile Radius Branches Loan Production Office Legacy Bancorp - Berkshire Market 7

Market Demographics - Legacy Bancorp Berkshire County Population 131,868 Households 56,006 FDIC Summary of Deposits - Berkshire County (6/30/05) 12 banks with 56 offices, $2.7 billion in deposits Legacy ranked 2nd with 17.8% market share Albany-Schenectady-Troy MSA in New York Targeted for strategic expansion Population 890,015 Households 350,284 8

* Source: FDIC, Data as of June 30, 2005. Berkshire County Market Share 9

Financial Highlights Experienced Management Team Years at Officer Title Legacy Age J. Williar Dunlaevy CEO and Chairman 37 60 Michael A. Christopher COO and President 13 62 Steven F. Pierce Executive Vice President 33 55 Stephen M. Conley Senior VP, Treasurer & CFO 31 58 Richard M. Sullivan Senior Vice President 5 55 10

Legacy Bancorp - Balance Sheet Composition 2001 2002 2003 2004 2005 2006* East 607 593 635 681 778 808 Total Assets * Through June 30 11

Legacy Bancorp - Balance Sheet Composition 2001 2002 2003 2004 2005 2006 * East 383 372 466 505 548 574 Total Net Loans * Through June 30 12

Legacy Bancorp - Balance Sheet Composition 2001 2002 2003 2004 2005 2006 * East 448 419 423 451 474 498 Total Deposits * Through June 30 13

Financial Highlights Legacy Bancorp - Balance Sheet Composition At June 30, 2006 14

Legacy Bancorp - Credit Quality 2001 2002 2003 2004 2005 2006 * East 0.0027 0.0052 0.0029 0.0026 0.0012 0.0013 NPL to Total Assets Net Charge-offs (Recoveries) to Average Loans Outstanding 2001 2002 2003 2004 2005 2006 * East 0.0004 0.0001 0.0005 0.0016 0.0009 -0.0005 * Through June 30 15

Legacy Bancorp - Credit Quality Legacy Bancorp, Inc. 1 Nationwide Banks 2 Nationwide Thrifts 2 NPA's/Assets 0.13% 0.22% 0.25% NPL's/Loans 0.19% 0.27% 0.32% LLR/NPL 436.15% 253.88 177.95% LLR/Loans 0.81% 1.17% 0.79% 1 Legacy ratios as of 06/30/06. 2 Source: SNL Database. Includes all public banks and thrifts. Data as of 06/30/06. 16

Legacy Bancorp - Net Income 2001 2002 2003 2004 2005 2006 * GAAP Income 3244 1753 2990 3554 -2235 2094 Core Income 3134 2774 3481 3483 4465 1990 * Through June 30 17

Legacy Bancorp - Peer Group Comparison Legacy Bancorp, Inc. 1 Medians Mid-Atlantic & New England Thrifts 2 Medians National Thrifts 2 Price/Earnings 35.0x 15.9x 15.9x Price/Book 107.9% 137.2% 136.2% Price/Tang Book 110.1% 143.4% 146.2% 1 Pricing ratios are based on the closing price of $15.39 as of 09/20/06. 2 Source: SNL Database for the latest reported twelve month period. Includes public companies with $500M to $1.5B in assets. Pricing ratios are based on closing prices as of 09/20/06. Excludes MHC's and merger targets. 18

Business Strategy Increase loan portfolio in existing markets and through expansion into new markets Maintain strong asset quality Increase deposit market share in the markets we serve Expand our banking franchises through de novo branching and possibly whole-bank or branch acquisitions Increase non-interest income Improve operating efficiency and cost control Increase customer profitability and retention with our LifePath products 19 lifepath A Commitment to Retail Banking and Relationship Marketing 20

Investment Attributes Strategically positioned institution in a demographically attractive market area Strong management - vast experience in banking industry Strong asset quality Consistent loan growth over the past 3 years Established local identity in communities served Well-capitalized Attractive valuation 21

Questions & Thank You Legacy Bancorp 22